EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT
                         -------------------------------

The Board of Directors
Immunomedics, Inc.:

We consent to incorporation by reference in the registration statements (No. 333-44501, 333-69975, 333-90665, 333-94415 and 333-31178) on Form S-3 and (No.
33-56844 and 33-16260) on Form S-8 of Immunomedics, Inc. of our report dated August 15, 2000, except as to the last paragraph of Note 9, which is as of September 19, 2000, relating to the consolidated balance sheets of Immunomedics, Inc. and subsidiaries as of June 30, 2000 and 1999, and the related consolidated statements of operations and comprehensive loss, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended June 30, 2000, which report appears in the June 30, 2000 annual report on Form 10-K of Immunomedics, Inc.


                                                                        KPMG LLP

Short Hills, New Jersey
September 28, 2000

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